                                                                       EXHIBIT J

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 6 to the registration statement on Form N-1A (the "Registration Statement") of Variable Annuity Portfolios of our report dated February 19, 1999, relating to the financial statements and financial highlights of CitiSelect VIP Folio 200, CitiSelect VIP Folio 300, CitiSelect VIP Folio 400 and CitiSelect VIP Folio 500 appearing in the CitiVariable Annual Report 1998, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Auditors" and "Financial Statements" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
Boston, Massachusetts
April 29, 1999

                  CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 6 to the registration statement on Form N-1A (the "Registration Statement") of Variable Annuity Portfolios of our report dated February 12, 1999, relating to the financial statements and financial highlights of CitiFunds Small Cap Growth VIP Portfolio appearing in the CitiVariable Annual Report 1998, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Auditors" and "Financial Statements" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
Boston, Massachusetts
April 29, 1999